EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K/A to all previously filed registration statements on Form S-8 of IPC Holdings, Ltd. of our reports dated February 8, 2002.

/s/ Arthur Andersen

ARTHUR ANDERSEN
Hamilton, Bermuda
April 23, 2002